Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2024, relating to the consolidated financial statements of ESGL Holdings Limited and its subsidiaries (the “Company”) for the year ended December 31, 2023, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Singapore

February 10, 2025